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                                                                    Exhibit 23.7




Deloitte Touche Tohmatsu                                                Deloitte
Av. Presidente Wilson, 231 - 22 (degree)                                 Touche
20030-021 - Rio de Janeiro-RJ                                           Tohmatsu
Brasil



Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants



As Independent Public Accountants, we hereby consent to the use in this Amendment no. 2 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated January 19, 2001, relating to the financial statements of CENIBRA-Celulose Nipo-Brasileira S.A. for the years ended December 31, 2000 and 1999 which appears in such Registration Statement.




/s/ DELOITTE TOUCHE TOHMATSU



DELOITTE TOUCHE TOHMATSU
Independent Auditors


Belo Horizonte, Brazil, March 12, 2002